UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2008

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition

On February 1, 2008, Seneca Foods Corporation (the “Corporation”) issued a press release on its financial results for the third quarter ended December 29, 2007 furnished as Exhibit 99.1, attached hereto.

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On January 31, 2008, the Board of Directors of the Company adopted a resolution setting the number of members of the Board of Directors at ten.  Effective as of such date, pursuant to Section 10 of Article II of the Amended and Restated Bylaws of the Company, the Board of Directors has elected James F. Wilson to its Board of Directors to fill the vacancy created by the expansion of the size of the Board.  Mr. Wilson shall serve until the 2008 Annual Meeting of Shareholders or until his successor has been duly elected and qualified.  The committees of the Board to which Mr. Wilson will be named have not been determined at this time.

Mr. Wilson is a general partner of Carl Marks Management Company, L.P. (“CMMC”).  Prior to joining CMMC in 2001 he was a partner for ten years of Jacobson Partners, a private equity investment firm.  Mr. Wilson is a graduate of Dartmouth College and the Harvard Graduate School of Business Administration.

Mr. Wilson was appointed as a member of the Company’s Board of Directors pursuant to the terms of a Shareholders Agreement dated June 22, 1998 by and among the Company and the parties listed therein.  A copy of the Shareholders Agreement was filed as Exhibit 2(B) to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 1998.  Under the Shareholders Agreement, certain affiliates of CMMC were granted the right to designate two individuals to the Company’s Board of Directors and certain substantial shareholders of the Company, including the Wolcott and Kayser families are required to vote their respective shares of capital stock of the Company to elect CMMC director designees.  Currently, Mr. Wilson and Andrew M. Boas are the two CMMC director designees and the increase in the size of the Board permits a former CMMC designee to remain on the Board.  Mr. Wilson does not have any relationship with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Wilson will receive compensation for his service on the Board of Directors in accordance with the Company’s standard compensatory arrangement for non-employee directors.  A description of the Company’s non-employee director compensation program can be found under the caption “Compensation of Directors” in the Company’s proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on June 28, 2007.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1	Press Release dated February 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      February 1, 2008

SENECA FOODS CORPORATION

By: /s/Jeffrey L. Van Riper
Jeffrey L. Van Riper
Controller
853225